OPTION AGREEMENT


      AGREEMENT dated as of the 18th day of December, 1996 (the "Agreement") between MORGAN PRODUCTS LTD., a Delaware corporation having its principal place of business at 469 McLaws Circle, Williamsburg, Virginia 23185 (the "Company"), and Duane Greenly (the "Optionee").

                             W I T N E S S E T H:

      WHEREAS, the Company desires to provide the Optionee the option of acquiring shares of the common stock, par value $.10 per share, of the Company (the "Common Stock"); and

      WHEREAS, the Optionee desires to have the option to acquire shares of Common Stock;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

      1. Definitions. As used herein, the following words and phrases shall have the following meanings:

      (a)  Board:  The Board of Directors of the Company.

      (b) Change of Control shall mean the occurrence of any one or more of the following:

                    (i) Any transaction or series of transactions which, within a twelve (12) month period, constitute a change of management or control, which shall be deemed to have occurred whenever;

                        (1) At least thirty-five percent (35%) of the then outstanding shares of Common Stock of the Company are for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or



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      exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or

                        (2) At least fifty-one percent (51%) of the Company's assets are acquired by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including without limitation, stock in any corporation) or indebtedness or any combination thereof, or

                        (3) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof, or

                        (4) The Company is merged or consolidated with another corporation regardless of whether the Company is the survivor.

                    (ii) Any substantial equivalent of any such redemption, purchase, exchange, transaction or series of transactions, acquisition, merger or consolidation, which the Board of Directors reasonably determines constitutes such a change of management or control.

                    For purposes of the foregoing definition the term "control" shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, the term "management" shall mean both the Chief Executive Officer and the Chief Operating Officer of the Company.

      (c) Code:  The  Internal  Revenue  Code of 1986,  as amended.


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      2. Grant of Option. The Company hereby grants to the Optionee, as of the day and year first written above, the right, option and privilege (the "Option") to purchase from the Company up to 90,000 shares (the "Option Shares") of Common Stock. The Option may be exercised only in accordance with the terms and conditions of this Agreement.

      3. Term of Option. The term of the Option shall be until the close of business on December 18, 2006 unless sooner terminated under the provisions of
Section 5 hereof.

      4. Option Price. The price to be paid to the Company for each of the Option Shares purchased pursuant to this Agreement shall be seven dollars ($7.00).

      5. Exercise of Option.

      (a) Exercise During Term. The Option shall be exercisable only during the term of the Option.

      (b) Procedure for Exercise. The Option shall be deemed to be exercised when the Optionee (or the person authorized to exercise the Option on behalf of the Optionee under Section 6(c) hereof) delivers to the Company at its address as given in the Agreement and to the attention of the Secretary:

                    (i) Written notice of such exercise, which notice shall identify this Agreement and shall specify the number of shares of Common Stock being so acquired and the per share purchase price of such Common Stock; and

                    (ii) Payment for the shares of Common Stock being so acquired, made in full by certified or bank cashier's check.

      (c) Vesting of Option.  Except as  otherwise  provided in Section 5(d) and
(e) hereof, the Option shall be exercisable (i) to the extent of twenty-five percent (50%) of the total number of shares covered by the Option at any time after December 18, 1996, and (ii) to the extent of


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seventy-five percent (75%) of the total number of shares covered by the Option at any time after December 18, 1997, and (iii) to the extent of one hundred percent (100%) of the total number of shares covered by the Option at any time after December 18, 1998; provided, however, that to the extent the Option is not exercised in any such period for the total number of shares for which it could have been exercised, such unexercised portion of the Option shall be exercisable during the remaining term of the Option.

      (d) Acceleration in the Event of a Change of Control. Notwithstanding
Section 5(c), in the event of a Change of Control of the Company during the term of the Option, the Option shall, effective as of the effective time of the Change of Control, become exercisable with respect to all unexercised shares thereunder.

      (e) Acceleration Upon Achieving Budgeted Income Before Income Taxes. Notwithstanding Section 5(c), provided that the Option shall have been outstanding for at least 180 days during any fiscal year, the Option shall become exercisable with respect to all unexercised shares thereunder upon a determination that the Company has met 100% of the targeted business plan for such fiscal year of the Company. The determination that the Company has met 100% of such targeted business plan shall be based upon the Company's audited financial statements for such fiscal year, with the date of such determination being the date of certification of such financial statements by the independent accountants for the Company.

      6. Termination of Option.

      (a) Termination of Employment. If the Optionee shall cease to be an employee of the Company for any reason other than retirement, death or permanent and total disability (as defined in Section 22(e)(3) of the Code) and other than after a Change of Control, the Option shall at once terminate. This Agreement shall not confer upon the Optionee any right with


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respect to continuation of employment by the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment.

      (b) Retirement of Optionee. In the event of the retirement of the Optionee during the term of the Option and while in the employ of the Company and in accordance with the Company's retirement policies, the Option may be exercised at any time within ninety (90) days following the date of retirement to the extent the Option could be exercised under Section 5 hereof on the date of retirement.

      (c) Death or Disability of Optionee. In the event of the death of the Optionee or the termination of employment of the Optionee due to permanent and total disability (as defined above) during the term of the Option and while in the employ of the Company, the Option may be exercised at any time within twelve
(12) months following the date of death or the termination of employment due to such permanent and total disability, as the case may be, to the extent the Option could be exercised under Section 5 hereof on the date of death or termination of employment. In the case of death of the Optionee, the Option may be exercised by the estate of the Optionee or by a person who is the Optionee's spouse or surviving child and who acquired the right to exercise the Option by bequest or inheritance.

      (d) Change of Control of Company. In the event the Optionee's employment with the Company (or any successor company) is terminated after a Change of Control, the Option shall remain exercisable for a period equal to the lesser of
(i) seven (7) calendar months after such termination of employment or (ii) the remainder of its term.

      (e) The provisions of this Section 6 shall not operate to extend the term of the Option as stated in Section 3 hereof.


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      7. Nontransferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent or distribution. The exercise of an Option so transferred shall be subject to the terms of this Agreement.

      8. Compliance with Securities Laws. The Optionee acknowledges, represents, and agrees that:

      (a) The Company shall not be obligated to transfer Option Shares pursuant to the exercise of the Option granted under this Agreement unless the exercise of such Option and the transfer of such Option Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the applicable state securities laws.

      (b) The Company shall be entitled to rely upon an opinion of counsel selected by the Company as to whether any such transfer would be lawful.

      (c) All Common Stock purchased pursuant to the Option granted under this Agreement is being purchased for investment and not with a view to the distribution or resale thereof; and

      (d) Common Stock purchased pursuant to the Option granted under this Agreement will not be sold, assigned, or transferred except in compliance with applicable federal and state securities laws.

      9. Adjustment of Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, an adjustment shall be made in the


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number and class of the Option Shares, and in the number and class of and/or price of the shares of Common Stock subject to the outstanding Option granted under this Agreement, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any Option shall always be a whole number.

      10. Registration or Qualification of Shares. Notwithstanding anything herein to the contrary, no Option granted hereunder may be exercised, and no shares shall be issued with respect to the Option granted under this Agreement, unless at the time of exercise either (A)(i) a registration statement has been filed with the Securities and Exchange Commission which has become effective with respect to the shares subject to the Option; (ii) appropriate registration or qualification has been effected under applicable state securities laws; (iii) the exercise of the Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law and the requirements of any stock exchange upon which the shares may then be listed; or (B) the Board shall have determined, based upon the advice of counsel, that an exemption from registration shall be available with respect to the issuance of shares subject to the Option, and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law. Any such exercise of the Option and the issuance of shares with respect thereto shall be further subject to the approval of counsel for the Company with respect to such compliance.

      11. Withholding Tax. The Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with the grant or exercise of the Option granted under this Agreement or the disposition of any Common Stock acquired pursuant to the exercise of the Option, and may authorize the Optionee to satisfy such withholding obligations by having the Company withhold


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the number of shares of Common Stock under the Option necessary to satisfy all or part of the withholding liability.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware

      13. Merger. This Agreement memorializes the terms of the Option authorized to be granted to the Optionee by action of the Board on December 18, 1996 and supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Attest: MORGAN PRODUCTS LTD.



-------------------------------------   By: /s/ Larry R. Robinette
                                            Name:  Larry R. Robinette
                                            Title:    President and CEO


-------------------------------------   /s/ Duane Greenly
                                        Name: Duane Greenly



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